EXHIBIT 32.1.
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Ed Bailey, Chief Executive Officer, and Principal Accounting Officer, of Lighttouch Vein and Laser, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Annual Report on Form 10-KSB for the period December 31, 2005 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  September 8, 2008                                             By:  /s/ Ed Bailey
  Ed Bailey
  Chief Executive Officer and Principal Accounting
   Officer

 * A signed original of this written statement required by Section 906 has been provided to LightTouch Vein and Laser, Inc. and will be retained by LightTouch Vein and Laser, Inc. and furnished to the Securities Exchange Commission or its staff upon request.